Exhibit 10.1

September 8, 2023

John C. Lee, Jr.

RE: Consulting Services Agreement

Dear John,

This letter agreement (this "Agreement") sets forth the terms and conditions whereby you agree to provide certain services to OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative with an office located at 4201 Dominion Boulevard, Glen Allen, Virginia 23060 (the "ODEC")(referred to collectively as the "Parties").

1.
SERVICES.
1.1
ODEC hereby engages you, and you hereby accept such engagement as an independent contractor, to serve as ODEC’s Interim President & CEO (the “Services”), on the terms and conditions set forth in this Agreement.
2.
TERM. The term of this Agreement shall commence as of September 8, 2023 and continue until terminated in accordance with Section 7 (the "Term").
3.
TIME, FEES AND EXPENSES.
3.1
As full compensation for the Services, ODEC shall pay you (a) compensation at the rate of $80,000 monthly, (b) reimbursement of all reasonable expenses incurred on ODEC’s behalf, (c) an automobile allowance of $1,500 per month, as reimbursement of any expenses related to vehicular travel, and (d) a housing allowance in a reasonable amount to reimburse you for a short term rental of furnished executive housing.
3.2
You shall invoice ODEC for each month worked at the end of the month. You acknowledge that you will receive an IRS Form 1099-NEC from ODEC, and that you shall be solely responsible for all federal, state, and local taxes. The allowances will be treated as taxable income.
4.
RELATIONSHIP OF THE PARTIES.
4.1
You are an independent contractor of ODEC, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between you and ODEC for any purpose.

4.2
Without limiting Section 4.1, your performance of the Services will not make you eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by ODEC to its employees, and ODEC will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability.
5.
CONFIDENTIALITY.
5.1
You acknowledge that you will have access to information that is treated as confidential and proprietary by ODEC, including without limitation the existence and terms of this Agreement, whether spoken, written, printed, electronic, or in any other form or medium (collectively, the "Confidential Information"). You agree to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of ODEC, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You shall notify ODEC immediately in the event you become aware of any loss or disclosure of any Confidential Information.
5.2
Confidential Information shall not include information that:
(a)
is or becomes generally available to the public other than through your breach of this Agreement; or
(b)
is communicated to you by a third party that had no confidentiality obligations with respect to such information.
6.
REPRESENTATIONS AND WARRANTIES.
6.1
You represent and warrant to ODEC that:
(a)
you have the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of your obligations in this Agreement;
(b)
your entering into this Agreement with ODEC and your performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which you are subject (including your position as President and CEO of Mecklenburg Electric Cooperative and its affiliates which have authorized your Services hereunder);
(c)
you shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; and
(d)
you shall perform the Services in compliance with all applicable federal, state, and local laws and regulations.
6.2
ODEC hereby represents and warrants to you that:

(a)
it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and
(b)
the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action.
7.
TERMINATION.
7.1
You or ODEC may terminate this Agreement upon 30 days’ written notice to the other party to this Agreement, and immediately upon a material breach of this Agreement.
7.2
The terms and conditions of this clause and Section 4, Section 5, and Section 9 shall survive the expiration or termination of this Agreement.
8.
OTHER BUSINESS ACTIVITIES. You agree that you are not, and during the Term of this Agreement shall not be, engaged or employed in any business, trade, profession, or other activity that would create a conflict of interest with ODEC except as provided in Section 6.1(b). If any such actual or potential conflict arises during the Term of this Agreement, you shall immediately notify ODEC in writing. If ODEC or you determine that the conflict is material, this Agreement may be terminated.
9.
GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement, all related documents and the entering into of this Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in the Commonwealth of Virginia, in a state court located in the County of Henrico or federal court located in the City of Richmond. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.
10.
MISCELLANEOUS.
10.1
All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a "Notice") shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), email, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if: (a) the receiving party has received the Notice; and (b) the party giving the Notice has complied with the requirements of this Section.
10.2
This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.
10.3
This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.
10.4
If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
10.5
This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

Old Dominion Electric Cooperative

/s/ Steven A. Harmon

STEVEN A. HARMON

Chairman of the Board of Directors

ACCEPTED AND AGREED:

JOHN C. LEE, JR.

Signature: /s/ John C. Lee, Jr.

Date: October 10, 2023